Exhibit 21.1
Subsidiaries of the Registrant1
as of December 31, 2018

Assured Guaranty Re Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty Overseas US Holdings Inc. (Delaware domiciled subsidiary of Assured Guaranty Re Ltd.)
Assured Guaranty Re Overseas Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Overseas US Holdings Inc.)
AG Intermediary Inc. (New York domiciled subsidiary of Assured Guaranty Re Overseas Ltd.)
Assured Guaranty Finance Overseas Ltd. (England domiciled subsidiary of Assured Guaranty Ltd.)
Cedar Personnel Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty US Holdings Inc. (Delaware domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty Municipal Holdings Inc. (New York domiciled subsidiary of Assured Guaranty US Holdings Inc.)
EFS-AGIC Master Business Trust (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
FSA Portfolio Management Inc. (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Transaction Services Corporation (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Assured Guaranty Municipal Corp. (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Wasmer, Schroeder & Company, LLC (Delaware domiciled 24.9% subsidiary of Assured Guaranty Municipal Corp.)
Assured Guaranty (Europe) plc (England domiciled subsidiary of Assured Guaranty Municipal Corp.)
Municipal Assurance Holdings Inc. (Delaware domiciled 60.7% owned subsidiary of Assured Guaranty Municipal Corp. and 39.3% owned subsidiary of Assured Guaranty Corp.)
Municipal Assurance Corp. (New York domiciled subsidiary of Municipal Assurance Holdings Inc.)
AG Analytics Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Assured Guaranty (UK) Services Limited (England domiciled subsidiary of Assured Guaranty US Holdings Inc.)
AG US Group Services Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Assured Guaranty Corp. (Maryland domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Prescott, LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
Four Hundred Main Street LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
AG PFC Holding LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
AGFP Holding LLC (Delaware domiciled subsidiary of AG PFC Holding LLC)
Portfolio Funding Company LLC I (Delaware domiciled 50% owned subsidiary of AGFP Holding LLC)
Van American Insurance Agency, Inc. (South Carolina domiciled subsidiary of Assured Guaranty Corp.)
Hoboken I, LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
AG Financial Products Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
CIFG Holding LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
CIFG Services, LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)

(1)	All subsidiaries are wholly owned except for Wasmer, Schroeder & Company, LLC, and Portfolio Funding Company LLC I.

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